UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 10, 2012

GOLDEN GROWERS COOPERATIVE

(Exact name of registrant as specified in its charter)

Minnesota	000-53957	21-1312571
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

112 ROBERTS STREET SUITE 111
FARGO, ND 58102	(701) 281-0468
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On July 10, 2012, Golden Growers Cooperative (the “Cooperative”) entered into a Service Agreement with Mark C. Dillon, the Cooperative’s Executive Vice President and Chief Executive Officer (the “Agreement”).  The Agreement was entered into in anticipation of Mr. Dillon’s retirement effective September 30, 2012 (the “Effective Date of Retirement”).  Pursuant to the Agreement, Mr. Dillon agrees to provide enumerated transitional consulting services to the Cooperative until March 31, 2013.  In exchange for such services, Mr. Dillon shall be paid $37,250 per month.  If the Cooperative terminates the Agreement prior to March 31, 2013 for any reason other than for cause, the Cooperative will still be required to pay the full amount due under the Agreement.  Mr. Dillon’s existing employment agreement shall remain effective until the Effective Date of Retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN GROWERS COOPERATIVE

Dated:	July 10, 2012	/s/ Mark C. Dillon
		By:	Mark C. Dillon
		Its:	Executive Vice President and Chief Executive Officer